Exhibit 32.2

Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of GB&T Bancshares, Inc. (the "Company") on Form 10-K for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gregory L. Hamby, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gregory L. Hamby Gregory L. Hamby, Chief Financial Officer

March 15, 2004

        A signed original of this written statement required by Section 906 has been provided to GB&T Bancshares, Inc. and will be retained by GB&T and furnished to the SEC or its staff upon request.